Exhibit 99.1

agilon health Reports Third Quarter 2021 Results

Revenue growth of 47%, driven by 43% growth in Medicare Advantage membership

Total membership growth of 83%, including Medicare Advantage and Direct Contracting

Raised 2021 guidance for membership, revenue, and Adjusted EBITDA

2022 total membership expected to grow 45%+, with 40%+ growth in Medicare Advantage

LONG BEACH, Calif., October 28, 2021 – agilon health, inc. (NYSE: AGL), the company transforming health care for seniors by empowering primary-care physicians to focus on the entire health of their patients, announced results for the third quarter ended September 30, 2021.

Third Quarter 2021 Results:

•
Total revenue of $459 million increased 47% from 2020, driven by 43% growth in Medicare Advantage membership and 15% growth in same geography membership.
•
Total members live on the agilon platform increased 83% on a year-over-year basis to 236,500 as of September 30, including 184,100 Medicare Advantage members and 52,400 attributed Direct Contracting beneficiaries.
•
Net loss of $36 million, compared to a net loss of $12 million in 2020.
•
Medical Margin of $43 million, compared to $51 million in 2020. The year-over-year change in part reflects the impact from COVID on healthcare utilization in the prior year quarter.
•
Adjusted EBITDA of negative $14 million, compared to positive $2 million in 2020.

“Our third quarter performance and updated guidance demonstrates the power of our constantly improving platform and high-touch, high-visibility partnership model to shape the healthcare journey of senior patients and deliver predictable, quality outcomes,” said Steve Sell, Chief Executive Officer. “With the continued momentum of the agilon network, we expect our total membership in 2022 will increase by more than 45%, as we foresee faster growth in new and existing geographies. We are excited to support the continued expansion of a high-value primary-care model in a growing number of geographies, which will positively impact patients, physicians and communities.”

Outlook for Fiscal Year 2021:

	Year Ending December 31, 2021
	Updated Guidance		Previous Guidance
	Low	High	Low	High
Ending MA Members	185,000	186,000	184,000	185,000
Ending DCE Members[1]	50,000	52,000	>50,000	>50,000
Total revenues ($M)	$1,820	$1,825	$1,810	$1,820
Adjusted EBITDA ($M)[2]	($40)	($37)	($41)	($38)

1agilon’s partnered Direct Contracting Entities (DCEs) are not consolidated within its financial results. Previous guidance for DCE membership reflects attributed beneficiaries disclosed by management as of June 30, 2021.

2We have not reconciled guidance for Adjusted EBITDA to net income (loss), the most comparable GAAP measure, and have not provided forward-looking guidance for net income (loss), because of the uncertainty around certain items that may impact net income (loss), including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Platform Membership Details

Total members live on the agilon platform as of September 30, 2021 was 236,500, an increase of 83% from 2020. Total members live on the platform includes 184,100 Medicare Advantage members and 52,400 attributed Direct Contracting beneficiaries.

agilon’s consolidated Medicare Advantage membership increased 43% from 2020, driven by contributions from new geographies and growth within same geographies. Same geography membership growth was 15%, reflecting broad-based growth across markets and strong retention. Average Medicare Advantage membership during the third quarter 2021 was approximately 184,000, an increase of 43% from 2020.

Preliminary Membership Outlook for 2022

agilon health expects total members live on the platform will increase by over 45% on a year-over-year basis during 2022, including over 40% growth for Medicare Advantage members and 60% growth for attributed Direct Contracting beneficiaries. Based on our 2021 outlook for Medicare Advantage and Direct Contracting members, we expect over 340,000 members will be live on the agilon platform in 2022.

For Medicare Advantage, agilon anticipates 2022 ending membership will be over 260,000, supported by the addition of 50,000 members from six new geographies and low-to-mid-teens growth within same geographies. agilon’s membership outlook for Medicare Advantage in part reflects progress with new geography implementations, including health plan contracting, and contributions from additional groups joining the agilon network within same geographies.

For Direct Contracting, agilon expects seven additional physician groups with 30,000-35,000 attributed beneficiaries will participate in the program starting in January, bringing total attributed beneficiaries to 80,000-85,000.

Webcast and Conference Call:

agilon health will host a conference call and webcast to discuss third quarter 2021 results on Friday, October 29, 2021 at 8:30 AM Eastern Time. The conference call and webcast can be accessed by dialing (844) 200-6205 for U.S. participants, or +1 (929) 526-1599 for international participants, and referencing participant code 122631, or visiting the “Events & Presentations” section of https://investors.agilonhealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.

About agilon health

agilon health is transforming health care for seniors by empowering primary-care physicians to focus on the entire health of their patients. Through our partnerships and our platform, agilon is leading the nation in creating the system we need – one built on the value of care, not the volume of fees. We honor the independence of local physicians and serve as their partners so they can be the doctors they trained to be. agilon provides the capital, data, payor relationships, executive experience and contract support that allow physician groups to take on the risk of total care for their most vulnerable patients. The result: healthier communities, and doctors who can devote the right amount of time with the patients who need it most. With rapidly growing appeal, agilon is scaled to grow and is here to help our nation’s best independent physician groups have a sustained, thriving future. Together, we are reinventing primary care. For more information about agilon health, visit www.agilonhealth.com and connect with us on Twitter, Instagram, Linked In and YouTube.

Forward-Looking Statements

Statements in this release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” "target," “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should,” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated new markets, new partnership structures, financing activities, dispositions, or other transactions discussed in this release; and (ii) statements regarding growth opportunities, ability to deliver sustainable long-term value, business environment, long term opportunities and strategic growth plan including without limitation with respect to expected revenue and net income, total and average membership, Adjusted EBITDA, and other financial projections and assumptions, as well as comparable statements included in other sections of this release. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, but are not limited to: our history of net losses, and our ability to achieve or maintain profitability in an environment of increasing expenses; our ability to identify and develop successful new geographies, physician partners and payors, or to execute upon our growth initiatives; our ability to execute our operation strategies or to achieve results consistent with our historical performance; our expectation that our expenses will increase in the future and the risk that medical expenses incurred on behalf of members may exceed the amount of medical revenues we receive; our ability to secure contracts with Medicare Advantage payors or to secure Medicare Advantage at favorable financial terms; our ability to recover startup costs incurred during the initial stages of development of our physician partner relationships and program initiatives; significant reductions in our membership; challenges for our physician partners in the transition to a Total Care Model; inaccuracies in the estimates and assumptions we use to project the size, revenue or medical expense amounts of our target market; the spread of, and response to, the novel coronavirus, or COVID-19, and the inability to predict the ultimate impact on us; security breaches, loss of data or other disruptions to our data platforms; the impact of devoting significant attention and resources to the provision of certain transition services in connection with the disposition of our California operations; our subsidiaries’ lack of performance or ability to fund their operations, which could require us to fund such losses; our dependence on a limited number of key payors; the limited terms of our contracts with payors and that they may not be renewed upon their expiration; our reliance on our payors for membership attribution and assignment, data and reporting accuracy and claims payment; our dependence on physician partners and other providers to effectively manage the quality and cost of care and perform obligations under payor contracts; our dependence on physician partners to accurately, timely and sufficiently document their services and potential False Claims Act or other liability if any diagnosis information or encounter data are inaccurate or incorrect; reductions in reimbursement rates or methodology applied to derive reimbursement from, or discontinuation of, federal government healthcare programs, from which we derive substantially all of our total revenue; statutory or regulatory changes, administrative rulings, interpretations of policy and determinations by intermediaries and governmental funding restrictions, and their impact on government funding, program coverage and reimbursements; regulatory proposals directed at containing or lowering the cost of healthcare and our participation in such proposed models; the impact on our revenue of CMS modifying the methodology used to determine the revenue associated with MA members; our substantial indebtedness and the potential that we may incur additional indebtedness; and risks related to other factors discussed under “Risk Factors” in our Registration Statement on Form S-1. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

agilon health, inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,081,601	$106,795
Restricted cash and equivalents	14,302	28,383
Receivables, net	342,500	144,555
Prepaid expenses and other current assets, net	14,463	9,639
Current assets held for sale and discontinued operations, net	—	4,825
Total current assets	1,452,866	294,197
Property and equipment, net	6,462	6,456
Intangible assets, net	58,147	60,468
Goodwill	41,540	41,540
Other assets, net	126,105	43,700
Total assets	$1,685,120	$446,361
LIABILITIES, CONTINGENTLY REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Medical claims and related payables	$288,121	$162,868
Accounts payable and accrued expenses	129,660	97,244
Current portion of long-term debt	5,000	3,041
Current liabilities held for sale and discontinued operations	—	3,682
Total current liabilities	422,781	266,835
Long-term debt, net of current portion	44,628	64,665
Other liabilities	90,272	90,091
Total liabilities	557,681	421,591

Commitments and contingencies

Contingently redeemable common stock, $0.01 par value: 76,201 shares issued and outstanding at December 31, 2020	—	309,500

Stockholders' equity (deficit):
Common stock, $0.01 par value: 2,000,000 shares authorized; 391,548 and 249,374 shares issued and outstanding, respectively	3,915	2,494
Additional paid-in capital	2,024,764	263,966
Accumulated deficit	(900,956)	(551,190)
Total agilon health, inc. stockholders' equity (deficit)	1,127,723	(284,730)
Noncontrolling interests	(284)	—
Total stockholders’ equity (deficit)	1,127,439	(284,730)
Total liabilities, contingently redeemable common stock and stockholders’ equity (deficit)	$1,685,120	$446,361

agilon health, inc.

Consolidated Statements of Operations

In thousands, except per share data

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Medical services revenue	$457,646	$311,734	$1,367,736	$894,043
Other operating revenue	967	950	2,937	3,283
Total revenues	458,613	312,684	1,370,673	897,326
Expenses:
Medical services expense	414,202	260,933	1,217,039	728,949
Other medical expenses	29,454	26,325	86,809	79,512
General and administrative	34,683	30,368	114,001	91,200
Stock-based compensation expense	11,960	1,558	287,980	4,734
Depreciation and amortization	3,915	3,344	10,923	9,861
Total expenses	494,214	322,528	1,716,752	914,256
Income (loss) from operations	(35,601)	(9,844)	(346,079)	(16,930)
Other income (expense):
Other income (expense), net	(269)	(469)	4,034	(421)
Interest expense	(867)	(1,953)	(5,306)	(6,182)
Income (loss) before income taxes	(36,737)	(12,266)	(347,351)	(23,533)
Income tax benefit (expense)	(256)	(35)	(707)	(74)
Income (loss) from continuing operations	(36,993)	(12,301)	(348,058)	(23,607)
Discontinued operations:
Income (loss) before income taxes	1,117	584	(1,781)	(11,845)
Income tax benefit (expense)	(82)	(110)	(211)	(385)
Total discontinued operations	1,035	474	(1,992)	(12,230)
Net income (loss)	(35,958)	(11,827)	(350,050)	(35,837)
Noncontrolling interests’ share in (earnings) loss	115	—	284	—
Net income (loss) attributable to common shares	$(35,843)	$(11,827)	$(349,766)	$(35,837)

Net income (loss) per common share, basic and diluted
Continuing operations	$(0.09)	$(0.04)	$(0.95)	$(0.07)
Discontinued operations	$—	$—	$(0.01)	$(0.04)
Weighted average shares outstanding, basic and diluted	391,229	324,563	365,018	324,068

agilon health, inc.

Condensed Consolidated Statements Of Cash Flows

In thousands, except per share data

(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(350,050)	$(35,837)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,032	10,346
Stock-based compensation expense	287,980	4,918
Loss on debt extinguishment	1,590	—
Loss (income) from equity method investments	(2,080)	(33)
Release of indemnification assets	—	280
Other noncash items	(111)	(276)
Changes in operating assets and liabilities	(47,623)	(19,263)
Net cash provided by (used in) operating activities	(99,262)	(39,865)
Cash flows from investing activities:
Purchase of property and equipment, net	(3,164)	(1,257)
Purchase of intangible assets	(6,794)	(533)
Investment in loans receivable and other	(76,613)	(2,308)
Proceeds from repayment of loans receivable	1,312	1,065
Proceeds from sale of business and property, net of cash divested	(2,644)	1,825
Net cash provided by (used in) investing activities	(87,903)	(1,208)
Cash flows from financing activities:
Proceeds from initial public offering	1,170,942	—
Proceeds from other equity issuances, net	—	33,590
Proceeds from exercise of stock options	1,606	814
Repurchase of shares, net	—	(6,742)
Proceeds from the issuance of long-term debt	100,000	—
Equity and debt issuance costs and other	(9,928)	—
Repayments of long-term borrowings and other	(118,647)	(2,281)
Net cash provided by (used in) financing activities	1,143,973	25,381
Net increase (decrease) in cash, cash equivalents and restricted cash and equivalents	956,808	(15,692)
Cash, cash equivalents and restricted cash and equivalents from continuing operations, beginning of period	135,178	139,152
Cash, cash equivalents and restricted cash and equivalents from discontinued operations, beginning of period	3,917	6,460
Cash, cash equivalents and restricted cash and equivalents, beginning of period	139,095	145,612
Cash, cash equivalents and restricted cash and equivalents from continuing operations, end of period	1,095,903	126,493
Cash, cash equivalents and restricted cash and equivalents from discontinued operations, end of period	—	3,427
Cash, cash equivalents and restricted cash and equivalents, end of period	$1,095,903	$129,920

agilon health, inc.

Key Operating Metrics

In thousands

(unaudited)

MEDICAL MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Medical services revenue	$457,646	$311,734	$1,367,736	$894,043
Medical services expense	(414,202)	(260,933)	(1,217,039)	(728,949)
Medical margin	$43,444	$50,801	$150,697	$165,094

Medical margin represents the amount earned from medical services revenue after medical services expenses are deducted. Medical services expense represents costs incurred for medical services provided to our members. As our platform matures over time, we expect medical margin to increase in absolute dollars. However, medical margin per member per month (PMPM) may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM.

GENERAL AND ADMINISTRATIVE COSTS, INCLUDING PLATFORM SUPPORT COSTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Platform support costs	$33,547	$25,398	$92,622	$74,141
Geography entry costs(1)	2,704	1,959	12,711	6,338
Severance and related costs	856	825	5,098	3,516
Management fees(2)	—	452	433	1,135
Other(3)	(2,424)	1,734	3,137	6,070
General and administrative	$34,683	$30,368	$114,001	$91,200

(1)
Represents physician incentive expense related to surplus sharing and other direct medical expenses incurred to improve care for our members in our live geographies. Excludes costs in geographies that are in implementation and are not yet generating revenue.
(2)
Represents management fees and other expenses paid to Clayton Dubilier & Rice, LLC (“CD&R”). In connection with our initial public offering, we terminated our consulting agreement with CD&R, effective April 16, 2021. We were not charged a fee in connection with the termination of this agreement.
(3)
Includes changes in non-cash accruals for unasserted claims and contingent liabilities.

Our platform support costs, which include regionally-based support personnel and other operating costs to support our geographies, are expected to decrease over time as a percentage of revenue as our physician partners add members and our revenue grows. Our operating expenses at the enterprise level include resources and technology to support payor contracting, clinical program development, quality, data management, finance and legal functions.

agilon health, inc.

Non-GAAP Financial Measures

In thousands

(unaudited)

NETWORK CONTRIBUTION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Income (loss) from operations	$(35,601)	$(9,844)	$(346,079)	$(16,930)
Other operating revenue	(967)	(950)	(2,937)	(3,283)
Other medical expenses	29,454	26,325	86,809	79,512
Other medical expenses—live geographies(1)	(25,977)	(24,377)	(78,794)	(75,420)
General and administrative	34,683	30,368	114,001	91,200
Stock-based compensation expense	11,960	1,558	287,980	4,734
Depreciation and amortization	3,915	3,344	10,923	9,861
Network contribution	$17,467	$26,424	$71,903	$89,674

(1)
Represents physician incentive expense related to surplus sharing and other direct medical expenses incurred to improve care for our members in our live geographies. Excludes costs in geographies that are in implementation and are not yet generating revenue. For the three months ended September 30, 2021 and 2020, costs incurred in implementing geographies were $3.5 million and $1.9 million, respectively. For the nine months ended September 30, 2021 and 2020, costs incurred in implementing geographies were $8.0 million and $4.1 million, respectively.

ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$(35,958)	$(11,827)	$(350,050)	$(35,837)
(Income) loss from discontinued operations, net of income taxes	(1,035)	(474)	1,992	12,230
Interest expense	867	1,953	5,306	6,182
Income tax expense (benefit)	256	35	707	74
Depreciation and amortization	3,915	3,344	10,923	9,861
Geography entry costs(1)	6,181	3,907	20,726	10,430
Severance and related costs	856	825	5,098	3,516
Management fees(2)	—	452	433	1,135
Stock-based compensation expense	11,960	1,558	287,980	4,734
EBITDA adjustments related to equity method investments(3)	1,655	—	2,307	—
Other(4)	(2,712)	1,734	2,651	6,070
Adjusted EBITDA	$(14,015)	$1,507	$(11,927)	$18,395

(1)
Represents direct geography entry costs, including investments to develop and expand our platform, physician incentive expense, employee-related expenses and marketing. For the three months ended September 30, 2021 and 2020, (i) $3.5 million and $1.9 million, respectively, are included in other medical expenses and (ii) $2.7 million and $2.0 million, respectively, are included in general and administrative expenses. For the nine months ended September 30, 2021 and 2020, (i) $8.0 million and $4.1 million, respectively, are included in other medical expenses and (ii) $12.7 million and $6.3 million, respectively, are included in general and administrative expenses.
(2)
Represents management fees and other expenses paid to CD&R. In connection with our initial public offering, we terminated our consulting agreement with CD&R, effective April 16, 2021. We were not charged a fee in connection with the termination of this agreement.
(3)
Includes direct geography entry costs of $1.2 million for the three and nine months ended September 30, 2021.
(4)
Includes changes in non-cash accruals for unasserted claims and contingent liabilities.

In addition to providing results that are determined in accordance with GAAP, we present network contribution and Adjusted EBITDA, which are non-GAAP financial measures.

We define network contribution as medical services revenue less the sum of: (i) medical services expense and (ii) other medical expenses excluding costs incurred in implementing geographies. Other medical expenses consist of physician incentive expense related to surplus sharing and other direct medical expenses incurred to improve care for our members. We believe this metric provides insight into the economics of our Total Care Model as it includes all medical services expense associated with our members’ care as well as partner incentive and additional medical costs we incur as part of our aligned partnership model. Other medical expenses are largely variable and proportionate to the level of surplus in each respective geography.

We define Adjusted EBITDA as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes, (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization expense, (v) geography entry costs, (vi) share-based compensation expense, (vii) severance and related costs, and (viii) certain other items that are not considered by us in the evaluation of ongoing operating performance. We reflect our share of Adjusted EBITDA for equity method investments by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis.

Income (loss) from operations is the most directly comparable GAAP measure to network contribution. Net income (loss) is the most directly comparable GAAP measure to Adjusted EBITDA.

We believe network contribution and Adjusted EBITDA help identify underlying trends in our business and facilitate evaluation of period-to-period operating performance of our live geographies by eliminating items that are variable in nature and not considered by us in the evaluation of ongoing operating performance, allowing comparison of our recurring core business operating results over multiple periods. We also believe network contribution and Adjusted EBITDA provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We believe network contribution and Adjusted EBITDA or similarly titled non-GAAP measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance. Other companies may calculate network contribution and Adjusted EBITDA or similarly titled non-GAAP measures differently from the way we calculate these metrics. As a result, our presentation of network contribution and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, limiting their usefulness as comparative measures.

Contacts

Investor Contact

Matthew Gillmor

VP, Investor Relations

investors@agilonhealth.com

Media Contact

Claire Mulhearn

VP, Corporate Communications

media@agilonhealth.com

Source: agilon health